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                                                                     EXHIBIT 1.1

                            WEST POINTE BANCORP, INC.

                            10,000 CAPITAL SECURITIES

                        FLOATING RATE CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000.00 PER CAPITAL SECURITY)

                               PLACEMENT AGREEMENT

                              --------------------

                                                                December 7, 2004

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Keefe, Bruyette & Woods, Inc.
787 7th Avenue
4th Floor
New York, New York  10019

Ladies and Gentlemen:

      West Pointe Bancorp, Inc., an Illinois corporation (the "Company"), and its financing subsidiary, West Pointe Statutory Trust I, a Delaware statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement (this "Agreement") with you as placement agents (the "Placement Agents"), as follows:

SECTION 1. ISSUANCE AND SALE OF SECURITIES.

      1.1. INTRODUCTION. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) 10,000 of the Trust's Floating Rate Capital Securities, with a liquidation amount of $1,000.00 per capital security (the "Capital Securities"), to Preferred Term Securities XVI, Ltd., a company with limited liability established under the laws of the Cayman Islands (the "Purchaser") pursuant to the terms of a Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

      1.2. OPERATIVE AGREEMENTS. The Capital Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and Wilmington Trust Company ("WTC"), as trustee (the "Guarantee Trustee"), for the benefit from time to time of the Purchaser of the Capital Securities. The entire proceeds from the sale by the Trust to the holders of the Capital Securities shall be combined with the entire proceeds from the sale

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by the Trust to the Company of its common securities (the "Common Securities"), and shall be used by the Trust to purchase $10,310,000.00 in principal amount of the Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company. The Capital Securities and the Common Securities for the Trust shall be issued pursuant to an Amended and Restated Declaration of Trust among WTC, as Delaware trustee (the "Delaware Trustee"), WTC, as institutional trustee (the "Institutional Trustee"), the Administrators named therein, and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agents (the "Trust Agreement"). The Debentures shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and WTC, as indenture trustee (the "Indenture Trustee"). The documents identified in this
Section 1.2 and in Section 1.1 are referred to herein as the "Operative Documents."

      1.3. RIGHTS OF PURCHASER. The Capital Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Capital Securities, the Debentures or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agents have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

      1.4. LEGENDS. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Capital Securities and Debentures certificates shall each contain a legend as required pursuant to any of the Operative Documents.

SECTION 2. PURCHASE OF CAPITAL SECURITIES.

      2.1. EXCLUSIVE RIGHTS; PURCHASE PRICE. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agents), the Offerors hereby grant to the Placement Agents the exclusive right to arrange for the sale of the Capital Securities to the Purchaser at a purchase price of $1,000.00 per Capital Security.

      2.2. SUBSCRIPTION AGREEMENT. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agents.

      2.3. CLOSING AND DELIVERY OF PAYMENT.

            2.3.1. CLOSING; CLOSING DATE. The sale and purchase of the Capital Securities by the Offerors to the Purchaser shall take place at a closing (the "Closing") at the offices of Lewis, Rice & Fingersh, L.C., at 10:00 a.m. (St. Louis time) on December 15, 2004, or such other business day as may be agreed upon by the Offerors and the Placement Agents (the "Closing Date"); provided, however, that in no event shall the Closing Date occur later than December 31, 2004 unless consented to by the Purchaser. Payment by the Purchaser shall be payable in the manner set forth in the Subscription Agreement and shall be made prior to or on the Closing Date.

            2.3.2. DELIVERY. The certificate for the Capital Securities shall be in definitive form, registered in the name of the Purchaser, or the Purchaser's designee, and in the aggregate amount of the Capital Securities purchased by the Purchaser.

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            2.3.3. TRANSFER AGENT. The Offerors shall deposit the certificate representing the Capital Securities with the Institutional Trustee or other appropriate party prior to the Closing Date.

      2.4. COSTS AND EXPENSES. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all reasonable costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including all fees, expenses and disbursements of counsel and accountants for the Offerors; all reasonable expenses incurred by the Offerors incident to the preparation, execution and delivery of the Trust Agreement, the Indenture, and the Guarantee; and all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement.

      2.5. FAILURE TO CLOSE. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agents or if the Closing shall not have occurred on or before 10:00 a.m. (St. Louis time) on December 31, 2004, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4, 7.5 and 9 shall not be so relieved and shall continue in full force and effect.

SECTION 3. CLOSING CONDITIONS. The obligations of the Purchaser and the Placement Agents on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

      3.1. OPINIONS OF COUNSEL. On the Closing Date, the Placement Agents shall have received the following favorable opinions, each dated as of the Closing
Date: (a) from Bryan Cave LLP, counsel for the Offerors and addressed to the Purchaser, the Placement Agents and WTC in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors and addressed to the Purchaser, the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference and (c) from Lewis, Rice & Fingersh, L.C., special tax counsel to the Offerors, and addressed to the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, subject to the receipt by Lewis, Rice & Fingersh, L.C. of a representation letter from the Company in the form set forth in Exhibit B-3 completed in a manner reasonably satisfactory to Lewis, Rice & Fingersh, L.C. (collectively, the "Offerors' Counsel Opinions"). In rendering the Offerors' Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors and by government officials, and upon such other documents as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the Offerors' Counsel Opinions. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Offerors' counsel is not admitted to practice in the State of New York, the opinion of Offerors' counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Offerors' Counsel Opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other

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document relating to legal opinions, including, without limitation, the Legal
Opinion Accord of the ABA Section of Business Law (1991).

      3.2. OFFICER'S CERTIFICATE. At the Closing Date, the Purchaser and the Placement Agents shall have received certificates from an authorized officer of the Company, dated as of the Closing Date, stating that (i) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (ii) since the date of this Agreement the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the Offerors, and (iii) covering such other matters as the Placement Agents may reasonably request.

      3.3. ADMINISTRATOR'S CERTIFICATE. At the Closing Date, the Purchaser and the Placement Agents shall have received a certificate of one or more Administrators of the Trust, dated as of the Closing Date, stating that the representations and warranties of the Trust set forth in Section 5 are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

      3.4. PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. The purchase of and payment for the Capital Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agents to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agents, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agents are subject.

      3.5. CONSENTS AND PERMITS. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

      3.6. SALE OF PURCHASER SECURITIES. The Purchaser shall have sold securities issued by the Purchaser in an amount such that the net proceeds of such sale shall be (i) available on the Closing Date and (ii) in an amount sufficient to purchase the Capital Securities and all other capital or similar securities contemplated in agreements similar to this Agreement and the Subscription Agreement.

      3.7. INFORMATION. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agents such further information, certificates, opinions and documents addressed to the Purchaser and the Placement Agents, which the Placement Agents may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agents.

      If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agents, this Agreement may be terminated by the Placement Agents by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

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SECTION 4. CONDITIONS TO THE OFFERORS' OBLIGATIONS. The obligations of the
Offerors to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Placement Agents contained in this Agreement and to the following further conditions:

      4.1. EXECUTED AGREEMENT. The Offerors shall have received from the Placement Agents an executed copy of this Agreement.

      4.2. FULFILLMENT OF OTHER OBLIGATIONS. The Placement Agents shall have fulfilled all of their other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OFFERORS. Except as set forth on the Disclosure Schedule (as defined in Section 11.1) attached hereto, if any, the Offerors jointly and severally represent and warrant to the Placement Agents and the Purchaser as of the date hereof and as of the Closing Date as follows:

      5.1. SECURITIES LAW MATTERS.

            (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Capital Securities, the Guarantee or the Debentures (collectively, the "Securities") or any other securities to be issued, or which may be issued, by the Purchaser.

            (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf has (i) other than the Placement Agents, offered for sale or solicited offers to purchase the Securities, (ii) engaged or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities, or (iii) engaged in any form of offering, general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

            (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (d) Neither the Company nor the Trust is or, after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in this Agreement, will be an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without regard to Section 3(c) of the Investment Company Act.

            (e) Neither the Company nor the Trust has paid or agreed to pay to any person or entity (other than the Placement Agents) any compensation for soliciting another to purchase any of the Securities.

      5.2. ORGANIZATION, STANDING AND QUALIFICATION OF THE TRUST. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (the "Statutory Trust Act") with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or

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otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

      5.3. TRUST AGREEMENT. The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators of the Trust, and, assuming due authorization, execution and delivery by the Delaware Trustee and the Institutional Trustee, will be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) ("Bankruptcy and Equity"). Each of the Administrators of the Trust is an employee or a director of the Company or of a financial institution subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

      5.4. GUARANTEE AGREEMENT AND THE INDENTURE. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

      5.5. CAPITAL SECURITIES AND COMMON SECURITIES. The Capital Securities and the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

      5.6. DEBENTURES. The Debentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

      5.7. POWER AND AUTHORITY. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to Bankruptcy and Equity.

      5.8. NO DEFAULTS. The Trust is not in violation of the Trust Agreement or, to the knowledge of the Administrators, any provision of the Statutory Trust Act. The execution, delivery and performance by the Company or the Trust of this Agreement or the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein or therein and the use of the proceeds therefrom, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's Subsidiaries (as defined in Section 5.11 hereof) pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or

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assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect nor will such action result in any violation of the Trust Agreement or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body, except for those consents, approvals, authorizations and orders that have been obtained or made. As used herein, the term "Material Adverse Effect" means any one or more effects that individually or in the aggregate are material and adverse to the Offerors' ability to consummate the transactions contemplated herein or in the Operative Documents or any one or more effects that individually or in the aggregate are material and adverse to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and its Subsidiaries taken as whole, whether or not occurring in the ordinary course of business.

      5.9. ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Illinois, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      5.10. SUBSIDIARIES OF THE COMPANY. Each of the Company's significant subsidiaries (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) is listed in Exhibit C attached hereto and incorporated herein by this reference. Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Significant Subsidiaries (a) have been duly authorized and are validly issued, (b) are fully paid and nonassessable, and (c) are wholly owned, directly or indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

      5.11. PERMITS. The Company and each of its subsidiaries (as defined in Section 1-02(x) of Regulation S-X to the Securities Act) (the "Subsidiaries") have all requisite power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained and maintained, would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorizations, approvals, orders, licenses, certificates or permits which, singly or in the aggregate, if the failure to be so licensed or approved is the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a Material Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders and consents, the violation of which would, singly or in the aggregate, have a Material Adverse Effect.

      5.12. CONFLICTS, AUTHORIZATIONS AND APPROVALS. Neither the Company nor any of its Subsidiaries is in violation of its respective articles or certificate of incorporation, charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation,

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agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any of its Subsidiaries is a party, or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, the effect of which violation or default in performance or observance would have, singly or in the aggregate, a Material Adverse Effect.

      5.13. HOLDING COMPANY REGISTRATION AND DEPOSIT INSURANCE. The Company is duly registered (i) as a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or (ii) as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended, and the regulations of the Office of Thrift Supervision (the "OTS"), and the deposit accounts of the Company's Subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

      5.14. FINANCIAL STATEMENTS.

            (a) The consolidated balance sheets of the Company and all of its Subsidiaries as of December 31, 2003 and December 31, 2002 and related consolidated income statements and statements of changes in shareholders' equity for the two years ended December 31, 2003 together with the notes thereto, and the consolidated balance sheets of the Company and all of its Subsidiaries as of September 30, 2004 and the related consolidated income statements and statements of changes in shareholders' equity for the nine months then ended, copies of each of which have been provided to the Placement Agents (together, the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the financial position and the results of operations and changes in shareholders' equity of the Company and all of its Subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material). The books and records of the Company and all of its Subsidiaries have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.

            (b) The information in the Company's most recently filed (i) FR Y-9C filed with the Federal Reserve if the Company is a bank holding company, (ii) FR Y-9SP filed with the Federal Reserve if the Company is a small bank holding company or (iii) H-(b)11 filed with the OTS if the Company is a savings and loan holding company (the "Regulatory Report"), previously provided to the Placement Agents fairly presents in all material respects the financial position of the Company and, where applicable, all of its Subsidiaries as of the end of the period represented by such Regulatory Report.

            (c) Since the respective dates of the Financial Statements and the Regulatory Report, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and all of its Subsidiaries, taken as a whole.

            (d) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder.

      5.15. REGULATORY ENFORCEMENT MATTERS. Neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or

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is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 2001, a recipient of any supervisory letter from, or since January 1, 2001, has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised since January 1, 2001, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no material unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depository institutions, bank, financial or savings and loan holding companies, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries. Neither the Company nor any of the Subsidiaries is currently unable to pay dividends or make distributions to its shareholders with respect to any class of its equity securities, or prohibited from paying principal or interest on its debt obligations, due to a restriction or limitation, whether by statute, contract or otherwise, and, in the reasonable judgment of the Company's management, neither the Company nor any of the Subsidiaries will be unable in the foreseeable future to pay dividends or make distributions with respect to any class of equity securities, or be prohibited from paying principal or interest on its debt obligations, due to a restriction or limitation, whether by statute, contract or otherwise.

      5.16. NO MATERIAL CHANGE. Since December 31, 2003, there has been no material adverse change or development with respect to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company or its Subsidiaries on a consolidated basis, whether or not arising in the ordinary course of business.

      5.17. NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its Subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its Subsidiaries since the date of the most recent balance sheet included in the Financial Statements.

      5.18. LITIGATION. No charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Offerors, threatened against or affecting the Company or its Subsidiaries or any of their respective properties before or by any courts or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have, singly or in the aggregate, a Material Adverse Effect.

      5.19. DEFERRAL OF INTEREST PAYMENTS ON DEBENTURES. The Company has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with, or junior in interest to, the Debentures.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENTS. Each Placement Agent represents and warrants to the Offerors as to itself (but not as to the other Placement Agent) as follows:

      6.1. ORGANIZATION, STANDING AND QUALIFICATION.

            (a) FTN Financial Capital Markets is a division of First Tennessee Bank National Association, a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. FTN Financial Capital Markets is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of FTN Financial Capital Markets.

            (b) Keefe, Bruyette & Woods, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. Keefe, Bruyette & Woods, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of Keefe, Bruyette & Woods, Inc.

      6.2. POWER AND AUTHORITY. The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to Bankruptcy and Equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

      6.3. GENERAL SOLICITATION. In the case of the offer and sale of the Capital Securities, no form of general solicitation or general advertising was used by the Placement Agent or its representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Placement Agent nor its representatives have engaged or will engage in any "directed selling efforts" within the meaning of Regulation S with respect to the Capital Securities.

      6.4. PURCHASER. The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Capital Securities for its own account, that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws, and that the Purchaser is not a "U.S. person" as that term is defined under Rule 902 of the Securities Act.

      6.5. QUALIFIED PURCHASERS. The Placement Agent has not offered or sold and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S, or (ii) to those the Placement Agent reasonably believes are "accredited investors" (as defined in Rule 501 of Regulation D), or (iii) in any other manner that does not require registration of the

Capital Securities under the Securities Act. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Capital Securities will not be made except in compliance with applicable securities laws.

      6.6. OFFERING CIRCULARS. Neither the Placement Agent nor its representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Capital Securities without the prior written consent of the Trust and the Company.

SECTION 7. COVENANTS OF THE OFFERORS. The Offerors covenant and agree with the Placement Agents and the Purchaser as follows:

      7.1. COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

      7.2. SALE AND REGISTRATION OF SECURITIES. The Offerors and their Affiliates shall not nor shall any of them permit any person acting on their behalf (other than the Placement Agents), to directly or indirectly (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) make offers or sales of any such Security, or solicit offers to buy any such Security, under circumstances that would require the registration of any of such Securities under the Securities Act.

      7.3. USE OF PROCEEDS. The Trust shall use the proceeds from the sale of the Capital Securities and the Common Securities to purchase the Debentures from the Company.

      7.4. INVESTMENT COMPANY. The Offerors shall not engage, or permit any Subsidiary to engage, in any activity which would cause it or any Subsidiary to be an "investment company" under the provisions of the Investment Company Act.

      7.5. REIMBURSEMENT OF EXPENSES. If the sale of the Capital Securities provided for herein is not consummated (i) because any condition set forth in
Section 3 hereof is not satisfied, or (ii) because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a breach by the Placement Agents, the Company shall reimburse the Placement Agents upon demand for all of their pro rata share of out-of-pocket expenses (including reasonable fees and disbursements of counsel) in an amount not to exceed $50,000.00 that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities. Notwithstanding the foregoing, the Company shall have no obligation to reimburse the Placement Agents for their out-of-pocket expenses if the sale of the Capital Securities fails to occur because the condition set forth in Section 3.6 is not satisfied or because either of the Placement Agents fails to fulfill a condition set forth in Section 4.

      7.6. DIRECTED SELLING EFFORTS, SOLICITATION AND ADVERTISING. In connection with any offer or sale of any of the Securities, the Offerors shall not, nor shall either of them permit any of their Affiliates or any person acting on their behalf, other than the Placement Agents, to, (i) engage in any "directed selling efforts" within the meaning of Regulation S, or (ii) engage in any form of general solicitation or general advertising (as defined in Regulation D).

      7.7. COMPLIANCE WITH RULE 144A(d)(4) UNDER THE SECURITIES ACT. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Offerors pursuant to this Section 7.7 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7.8. QUARTERLY REPORTS. Within 50 days of the end of each calendar year quarter and within 100 days of the end of each calendar year during which the Debentures are issued and outstanding, the Offerors shall submit to The Bank of New York a completed quarterly report in the form attached hereto as Exhibit D. The Offerors acknowledge and agree that The Bank of New York and its successors and assigns are third party beneficiaries of this Section 7.8.

SECTION 8. COVENANTS OF THE PLACEMENT AGENTS. The Placement Agents covenant and agree with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agents shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 6 to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agents further covenant and agree not to engage in hedging transactions with respect to the Capital Securities unless such transactions are conducted in compliance with the Securities Act.

SECTION 9. INDEMNIFICATION.

      9.1. INDEMNIFICATION OBLIGATION. The Offerors shall jointly and severally indemnify and hold harmless the Placement Agents and the Purchaser and each of their respective agents, employees, officers and directors and each person that controls either of the Placement Agents or the Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any such controlling person of either of the Placement Agents or the Purchaser (each such person or entity, an "Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, judgments, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, or relate to, in whole or in part, (a) any untrue statement or alleged untrue statement of a material fact contained in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors, or (b) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, judgment, liability, expense or action described in this Section 9.1. In addition to their other obligations under this Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1, they shall reimburse each Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank National Association (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

      9.2. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but, subject to Section 9.4, the omission to so notify the Offerors shall not relieve them from any liability pursuant to
Section 9.1 which the Offerors may have to any Indemnified Party unless and to the extent that the Offerors did not otherwise learn of such action and such failure by the Indemnified Party results in the forfeiture by the Offerors of substantial rights and defenses. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Offerors and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Offerors, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Offerors to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Offerors shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (ii) the Offerors shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel of such Indemnified Party shall be at the expense of the Offerors.

      9.3. CONTRIBUTION. If the indemnification provided for in this Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party under Section 9.1 in respect of any losses, claims, damages, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, judgments, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Indemnified Party, on the other hand, from the offering of such Capital Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Offerors, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchaser (net of the compensation paid to the Placement Agents hereunder, but before deducting expenses), and in the case of the Placement Agents, as the compensation received by them, bears to the total of such amounts paid to the Offerors and received by the Placement Agents as compensation. The relative fault of the Offerors and the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions set forth in Section 9.2 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9.3; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9.2 for purposes of indemnification. The Offerors and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section
9.3. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in this
Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agents hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agents upon the sale of the Capital Securities giving rise to such obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

      9.4. ADDITIONAL REMEDIES. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

      9.5. ADDITIONAL INDEMNIFICATION. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 9.1 through 9.4 hereof.

SECTION 10. RIGHTS AND RESPONSIBILITIES OF PLACEMENT AGENTS.

      10.1. RELIANCE. In performing their duties under this Agreement, the Placement Agents shall be entitled to rely upon any notice, signature or writing which they shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agents may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agents or the Purchaser.

      10.2. RIGHTS OF PLACEMENT AGENTS. In connection with the performance of their duties under this Agreement, the Placement Agents shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agents were grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agents to expend or risk their own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of their duties hereunder. The

Placement Agents shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement.

SECTION 11. MISCELLANEOUS.

      11.1. DISCLOSURE SCHEDULE. The term "Disclosure Schedule," as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 5 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 5. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 5 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

      11.2. LEGAL EXPENSES. At Closing, the Placement Agents shall provide a credit for the Offerors' transaction-related legal expenses in the amount of $10,000.00.

      11.3. NON-DISCLOSURE. Except as required by applicable law, including without limitation securities laws and regulations promulgated thereunder, (i) the Offerors shall not, and will cause their advisors and representatives not to, issue any press release or other public statement regarding the transactions contemplated by this Agreement or the Operative Documents prior to or on the Closing Date and (ii) following the Closing Date, the Offerors shall not include in any press release, other public statement or other communication regarding the transactions contemplated by this Agreement or the Operative Documents, any reference to the Placement Agents, WTC, the Purchaser, the term "PreTS" or any derivations thereof, or the terms and conditions of this Agreement or the Operative Documents. Notwithstanding anything to the contrary, the Offerors may
(1) consult any tax advisor regarding U.S. federal income tax treatment or tax structure of the transaction contemplated under this Agreement and the Operative Documents and (2) disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax structure (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transaction contemplated under this Agreement and the Operative Documents and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure. For this purpose, "tax structure" is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to identity of the parties.

      11.4. NOTICES. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

      if to the Placement Agents, to:

                        FTN Financial Capital Markets
                        845 Crossover Lane, Suite 150
                        Memphis, Tennessee  38117
                        Telecopier: 901-435-4706
                        Telephone: 800-456-5460
                        Attention: James D. Wingett

                                and

                        Keefe, Bruyette & Woods, Inc.
                        787 7th Avenue
                        4th Floor
                        New York, New York  10019
                        Telecopier: 212-403-2000
                        Telephone: 212-403-1004
                        Attention: Mitchell Kleinman, General Counsel

      with a copy to:

                        Lewis, Rice & Fingersh, L.C.
                        500 North Broadway, Suite 2000
                        St. Louis, Missouri  63102
                        Telecopier: 314-241-6056
                        Telephone: 314-444-7600
                        Attention: Thomas C. Erb, Esq.

                                and

                        Sidley Austin Brown & Wood LLP
                        787 7th Avenue
                        New York, New York  10019
                        Telecopier: 212-839-5599
                        Telephone: 212-839-5300
                        Attention: Renwick Martin, Esq.

      if to the Offerors, to:

                        West Pointe Bancorp, Inc.
                        5701 West Main Street
                        Belleville, Illinois 62226
                        Telecopier: 618-234-8573
                        Telephone: 618-257-3669
                        Attention: Bruce A. Bone
      with a copy to:

                        Bryan Cave LLP
                        211 North Broadway, Suite 3600
                        St. Louis, Missouri 63102
                        Telecopier: 314-552-8706
                        Telephone: 314-259-2706
                        Attention: Harold R. Burroughs, Esq.

      All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed,
(iii) when answered back, if telexed, (iv) the next business day after being telecopied, or (v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agents, the Offerors, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

      11.5. PARTIES IN INTEREST, SUCCESSORS AND ASSIGNS. Except as expressly set forth herein, this Agreement is made solely for the benefit of the Placement Agents, the Purchaser and the Offerors and any person controlling the Placement Agents, the Purchaser or the Offerors and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

      11.6. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      11.7. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      11.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF
LAWS) OF THE STATE OF NEW YORK.

      11.9. ENTIRE AGREEMENT. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      11.10. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agents' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

      11.11. SURVIVAL. The Placement Agents and the Offerors, respectively, agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery of, and payment for, the Capital Securities.

                     Signatures appear on the following page

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                                    Very truly yours,

                                    WEST POINTE BANCORP, INC.

                                    By:  /s/ Bruce A. Bone
                                       -------------------------------------
                                    Name: Bruce A. Bone
                                    Title: Executive Vice President & CFO

                                    WEST POINTE STATUTORY TRUST I

                                    By:  /s/ Terry W. Schaefer
                                       -------------------------------------
                                    Name: Terry W. Schaefer
                                    Title: Administrator

CONFIRMED AND ACCEPTED,
as of the date first set forth above

FTN FINANCIAL CAPITAL MARKETS,
A DIVISION OF FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
AS A PLACEMENT AGENT

By:  /s/ James D. Winsett
   --------------------------------------------
Name: James D. Winsett
Title: Senior Vice President

KEEFE, BRUYETTE & WOODS, INC.,
A NEW YORK CORPORATION, AS A PLACEMENT AGENT

By:  /s/ Peter J. Wirth
   --------------------------------------------
Name: Peter J. Wirth
Title: Managing Director

                                    EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT

                          WEST POINTE STATUTORY TRUST I
                            WEST POINTE BANCORP, INC.

                             SUBSCRIPTION AGREEMENT

                                DECEMBER 15, 2004

      THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among West Pointe Statutory Trust I (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801, et seq.), West Pointe Bancorp, Inc., an Illinois corporation, with its principal offices located at 5701 West Main Street, Belleville, Illinois 62226 (the "Company" and, collectively with the Trust, the "Offerors"), and Preferred Term Securities XVI, Ltd. (the "Purchaser").

                                    RECITALS:

      A. The Trust desires to issue 10,000 of its Floating Rate Capital Securities (the "Capital Securities"), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, Wilmington Trust Company ("WTC"), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and WTC, as trustee (the "Guarantee"); and

      B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and WTC, as trustee (the "Indenture"); and

      C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF CAPITAL SECURITIES

      1.1. Upon the execution of this Agreement, the Purchaser hereby subscribes for and agrees to purchase from the Trust 10,000 Capital Securities at a price equal to $1,000.00 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on December 15, 2004, or such other business day as may be designated by the Purchaser, but in no event later than December 31, 2004 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

      1.2. The certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the Purchaser or its designee.

      1.3. The Placement Agreement, dated December 7, 2004 (the "Placement Agreement"), among the Offerors and the Placement Agents identified therein includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      2.1. The Purchaser understands and acknowledges that neither the Capital Securities, the Debentures nor the Guarantee have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

      2.2. The Purchaser represents, warrants and certifies that (i) it is not a "U.S. person" as such term is defined in Rule 902 under the Securities Act, (ii) it is not acquiring the Capital Securities for the account or benefit of any such U.S. person, (iii) the offer and sale of Capital Securities to the Purchaser constitutes an "offshore transaction" under Regulation S of the Securities Act, and (iv) it will not engage in hedging transactions with regard to the Capital Securities unless such transactions are conducted in compliance with the Securities Act and the Purchaser agrees to the legends and transfer restrictions set forth on the Capital Securities certificate.

      2.3. The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law.

      2.4. The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

      2.5. The Purchaser, a Cayman Islands company whose business includes issuance of certain notes and acquiring the Capital Securities and other similar securities, represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Capital Securities, has had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities.

      2.6. The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

      2.7. The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

      2.8. The Purchaser represents and warrants that (i) the Purchaser is not in violation or default of any term of its Memorandum of Association or Articles of Association, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth in this Agreement; and (ii) the execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Agreement.

      2.9. The Purchaser represents and warrants that the Purchaser is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction where it is organized, with full power and authority to perform its obligations under this Agreement.

      2.10. The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

      2.11. The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

            To the Offerors:        West Pointe Bancorp, Inc.
                                    5701 West Main Street
                                    Belleville, Illinois 62226
                                    Attention:  Bruce A. Bone
                                    Fax:  618-234-8573

            To the Purchaser:       Preferred Term Securities XVI, Ltd.
                                    c/o Maples Finance Limited
                                    P.O. Box 1093 GT
                                    Queensgate House
                                    South Church Street
                                    George Town, Grand Cayman
                                    Cayman Islands
                                    Attention:  The Directors
                                    Fax:  345-945-7100

            Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

      3.2. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      3.3. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

      3.4. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      3.5. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      3.6. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      3.7. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                     Signatures appear on the following page

      IN WITNESS WHEREOF, I have set my hand the day and year first written above.

PREFERRED TERM SECURITIES XVI, LTD.

By:__________________________________
Print Name:__________________________
Title:_______________________________

      IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

                                            WEST POINTE BANCORP, INC.

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                            WEST POINTE STATUTORY TRUST I

                                            By:_________________________________

                                            Name:_______________________________

                                            Title: Administrator

                                   EXHIBIT B-1

                         FORM OF COMPANY COUNSEL OPINION

                                December 15, 2004

Preferred Term Securities XVI, Ltd.              FTN Financial Capital Markets
c/o Maples Finance Limited                       845 Crossover Lane, Suite 150
P. O. Box 1093 GT                                Memphis, Tennessee  38117
Queensgate House
South Church Street
George Town, Grand Cayman
Cayman Islands

Wilmington Trust Company                         Keefe, Bruyette & Woods, Inc.
Rodney Square North                              787 7th Avenue
1100 North Market Street                         4th Floor
Wilmington, Delaware  19890-1600                 New York, New York  10019

Ladies and Gentlemen:

      We have acted as counsel to West Pointe Bancorp, Inc. (the "Company"), an Illinois corporation in connection with a certain Placement Agreement, dated December 7, 2004, (the "Placement Agreement"), between the Company and West Pointe Statutory Trust I (the "Trust"), on one hand, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents"), on the other hand. Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to Preferred Term Securities XVI, Ltd. (the "Purchaser"), $10,000,000.00 aggregate principal amount of Floating Rate Capital Securities (liquidation amount $1,000.00 per capital security) (the "Capital Securities").

      Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Placement Agreement.

      The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of Illinois.

      We have made such investigations of law as, in our judgment, were necessary to render the following opinions. We have also reviewed (a) the Company's Articles of Incorporation, as amended, and its By-Laws, as amended; and (b) such corporate documents, records, information and certificates of the Company and the Subsidiaries, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to certain facts material to our opinions, we have relied, with your permission, upon statements, certificates or representations, including those delivered or made in connection with the above-referenced transaction, of officers and other representatives of the Company and the Subsidiaries and the Trust.

      As used herein, the phrases "to the best of our knowledge" or "known to us" or other similar phrases mean the actual knowledge of the attorneys who have had active involvement in the transactions described above or who have prepared or signed this opinion letter, or who otherwise have devoted substantial attention to legal matters for the Company.

                                     B-1-1

      Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:

      1. The Company is validly existing and in good standing under the laws of the State of Illinois and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Significant Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects. To the best of our knowledge, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 1831o or 12 U.S.C.
Section 55, and are owned of record and beneficially, directly or indirectly, by the Company.

      2. The issuance, sale and delivery of the Debentures in accordance with the terms and conditions of the Placement Agreement and the Operative Documents have been duly authorized by all necessary actions of the Company. The issuance, sale and delivery of the Debentures by the Company and the issuance, sale and delivery of the Capital Securities and the Common Securities by the Trust do not give rise to any preemptive or other rights to subscribe for or to purchase any shares of capital stock or equity securities of the Company or the Significant Subsidiaries pursuant to the corporate Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or the Significant Subsidiaries, or, to the best of our knowledge, any agreement or other instrument to which either the Company or the Subsidiaries is a party or by which the Company or the Significant Subsidiaries may be bound.

      3. The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement, and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws affecting creditors' rights generally, and except as the indemnification and contribution provisions thereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

      4. Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

      5. The Debentures have been duly authorized, executed and delivered by the Company, are entitled to the benefits of the Indenture and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

      6. To the best of our knowledge, neither the Company, the Trust, nor any of the Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation or Charter, By-Laws or other governing documents (including without limitation, the Trust Agreement). The execution, delivery and performance of the Placement Agreement and the Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the

                                     B-1-2

Operative Documents do not and will not (i) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Subsidiaries, or (ii) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or the Subsidiaries, or (B) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (C) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or the Subsidiaries or any of their respective properties which, in the case of each of
(i) or (ii) above, is material to the Company and the Subsidiaries on a consolidated basis.

      7. Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Illinois in connection with the transactions contemplated by the Placement Agreement and the Operative Documents in connection with the offer and sale of the Capital Securities as contemplated by the Placement Agreement and the Operative Documents.

      8. To the best of our knowledge (i) no action, suit or proceeding at law or in equity is pending or threatened to which the Company, the Trust or the Subsidiaries are or may be a party, and (ii) no action, suit or proceeding is pending or threatened against or affecting the Company, the Trust or the Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company, the Trust and the Subsidiaries on a consolidated basis.

      9. Assuming the truth and accuracy of the representations and warranties of the Placement Agents in the Placement Agreement and the Purchaser in the Subscription Agreement, it is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debentures and the Guarantee Agreement (or the Guarantee) to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

      10. Neither the Company nor the Trust is or after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in the Placement Agreement will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended, without regard to Section 3(c) of such Act.

      The opinion expressed in the first two sentences of numbered paragraph 1 of this opinion is based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Significant Subsidiaries.

      With respect to the foregoing opinions, since no member of this firm is actively engaged in the practice of law in the States of Delaware or New York, we do not express any opinions as to the laws of

                                     B-1-3
such states and have (i) relied, with your approval, upon the opinion of Richards, Layton & Finger, P.A. with respect to matters of Delaware law and (ii) assumed, with your approval and without rendering any opinion to such effect, that the laws of the State of New York, in all respects material to this opinion, are substantively identical to the laws of the State of Illinois, without regard to conflict of law provisions.

      The opinions expressed herein are rendered to you solely pursuant to
Section 3.1(a) of the Placement Agreement. As such, they may be relied upon by you only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

                                Very truly yours,

                                     B-1-4

                                   EXHIBIT B-2

                        FORM OF DELAWARE COUNSEL OPINION

To Each of the Persons
Listed on Schedule A Hereto

            Re: West Pointe Statutory Trust I

Ladies and Gentlemen:

            We have acted as special Delaware counsel for West Pointe Statutory Trust I, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The Certificate of Trust of the Trust (the "Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 3, 2004;

            (b) The Declaration of Trust, dated as of December 3, 2004, among West Pointe Bancorp, Inc., an Illinois corporation (the "Company"), Wilmington Trust Company, a Delaware banking corporation ("WTC"), as trustee and the administrators named therein (the "Administrators");

            (c) The Amended and Restated Declaration of Trust of the Trust, dated as of December 15, 2004 (including the form of Capital Securities Certificate attached thereto as Exhibit A-1 and the terms of the Capital Securities attached as Annex I) (the "Declaration of Trust"), among the Company, as sponsor, WTC, as Delaware trustee (the "Delaware Trustee") and institutional trustee (the "Institutional Trustee"), the Administrators and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

            (d) The Placement Agreement, dated December 7, 2004 (the "Placement Agreement"), among the Company, the Trust, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc., as placement agents;

            (e) The Subscription Agreement, dated December 15, 2004 (the "Subscription Agreement"), among the Trust, the Company and Preferred Term Securities XVI, Ltd. (the documents identified in items (c) through (e) being collectively referred to as the "Operative Documents");

            (f) The Capital Securities being issued on the date hereof (the "Capital Securities");

            (g) The Common Securities being issued on the date hereof (the "Common Securities") (the documents identified in items (f) and (g) being collectively referred to as the "Trust Securities"); and

            (h) A Certificate of Good Standing for the Trust, dated December 14, 2004, obtained from the Secretary of State.

                                     B-2-1

            Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust, except that reference herein to any document shall mean such document as in effect on the date hereof. This opinion is being delivered pursuant to Section 3.1 of the Placement Agreement.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration of Trust and the Certificate of Trust are in full force and effect and have not been amended further, (ii) that there are no proceedings pending or contemplated, for the merger, consolidation, liquidation, dissolution or termination of the Trust, (iii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iv) that each party to the documents examined by us is qualified to do business in each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under the documents examined by us, (v) the legal capacity of each natural person who is a party to the documents examined by us, (vi) except to the extent set forth in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (viii) the receipt by each Person to whom a Capital Security is to be issued by the Trust (the "Capital Security Holders") of a Capital Security Certificate for the Capital Security and the payment for the Capital Securities acquired by it, in accordance with the Declaration of Trust and the Subscription Agreement, (ix) that the Capital Securities are issued and sold to the Holders of the Capital Securities in accordance with the Declaration of Trust and the Subscription Agreement, (x) the receipt by the Person (the "Common Securityholder") to whom the common securities of the Trust representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") are to be issued by the Trust of a Common Security Certificate for the Common Securities and the payment for the Common Securities acquired by it, in accordance with the Declaration of Trust, (xi) that the Common Securities are issued and sold to the Common Securityholder in accordance with the Declaration of Trust, (xii) that each of the parties to the documents reviewed by us has agreed to and received the stated consideration for the incurrence of its obligations under such documents and (xiii) that each of the documents reviewed by us (other than the Declaration of Trust) is a legal, valid, binding and enforceable obligation of the parties thereto in accordance with the terms thereof. We have not participated in the preparation of any offering materials with respect to the Trust Securities and assume no responsibility for its contents.

                                     B-2-2

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

            We express no opinion as to (i) the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor or any provisions of the Declaration of Trust with respect to indemnification or contribution and (ii) the accuracy or completeness of any exhibits or schedules to the Operative Documents. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents.

            We express no opinion as to the enforceability of any particular provision of the Declaration of Trust or the other Operative Documents relating to remedies after default.

            We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under the Uniform Commercial Code ("UCC") of the State, (v) the grant of powers of attorney to any person or entity, or (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

            We have made no examination of, and no opinion is given herein as to the Trustee's or the Trust's title to or other ownership rights in, or the existence of any liens, charges or encumbrances on, or adverse claims against, any asset or property held by the Institutional Trustee or the Trust. We express no opinion as to the creation, validity, attachment, perfection or priority of any mortgage, security interest or lien in any asset or property held by the Institutional Trustee or the Trust.

            We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

            We express no opinion as to any requirement that any party to the Operative Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C.
Section 3801, et seq.) (the "Act"). All filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

                                     B-2-3

            2. Under the Declaration of Trust and the Act, the Trust has the trust power and authority to (A) execute and deliver the Operative Documents,
(B) perform its obligations under such Operative Documents and (C) issue the Trust Securities.

            3. The execution and delivery by the Trust of the Operative Documents, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

            4. The Declaration of Trust constitutes a legal, valid and binding obligation of the Company, the Trustees and the Administrators, and is enforceable against the Company, the Trustees and the Administrators, in accordance with its terms.

            5. Each of the Operative Documents constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust, in accordance with its terms.

            6. The Capital Securities have been duly authorized for issuance by the Declaration of Trust, and, when duly executed and delivered to and paid for by the purchasers thereof in accordance with the Declaration of Trust, the Subscription Agreement and the Placement Agreement, the Capital Securities will be validly issued, fully paid and, subject to the qualifications set forth in paragraph 8 below, nonassessable undivided beneficial interests in the assets of the Trust and will entitle the Capital Securities Holders to the benefits of the Declaration of Trust. The issuance of the Capital Securities is not subject to preemptive or other similar rights under the Act or the Declaration of Trust.

            7. The Common Securities have been duly authorized for issuance by the Declaration of Trust and, when duly executed and delivered to the Company as Common Security Holder in accordance with the Declaration of Trust, will be validly issued, fully paid and, subject to paragraph 8 below and Section 9.1(b) of the Declaration of Trust (which provides that the Holder of the Common Securities are liable for debts and obligations of Trust), nonassessable undivided beneficial interests in the assets of the Trust and will entitle the Common Security Holder to the benefits of the Declaration of Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights under the Act or the Declaration of Trust.

            8. Under the Declaration of Trust and the Act, the Holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of the Capital Securities and the Holder of the Common Securities may be obligated, pursuant to the Declaration of Trust,
(A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security Certificates and the issuance of replacement Capital Security Certificates, and
(B) to provide security or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration of Trust.

            9. Neither the execution, delivery and performance by the Trust of the Operative Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the authorization of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

            10. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, (i) is in

                                     B-2-4
violation of the Declaration of Trust or of any law, rule or regulation of the State of Delaware applicable to the Trust or (ii) to the best of our knowledge, without independent investigation, violates, contravenes or constitutes a default under, or results in a breach of or in the creation of any lien (other than as permitted by the Operative Documents) upon any property of the Trust under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument to which the Trust is a party or by which it is bound.

            11. Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but rather will be classified for such purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will not be subject to any tax, fee or governmental charge under the laws of the State of Delaware.

            The opinions expressed in paragraph 4, 5, 6, 7 and 8 above are subject, as to enforcement, to the effect upon the Declaration of Trust of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            We consent to your relying as to matters of Delaware law upon this opinion in connection with the Placement Agreement. We also consent to Lewis, Rice & Fingersh, L.C.'s and Bryan Cave LLP's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Placement Agreement.

            Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                Very truly yours,

                                     B-2-5

                                   SCHEDULE A

Wilmington Trust Company

FTN Financial Capital Markets

Keefe, Bruyette & Woods, Inc.

Preferred Term Securities XVI, Ltd.

Preferred Term Securities XVI, Inc.

West Pointe Bancorp, Inc.

                                     B-2-6

                                   EXHIBIT B-3

                           FORM OF TAX COUNSEL OPINION

West Pointe Bancorp, Inc.
5701 West Main Street
Belleville, Illinois 62226

West Pointe Statutory Trust I
c/o West Pointe Bancorp, Inc.
5701 West Main Street
Belleville, Illinois 62226

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117

Keefe, Bruyette & Woods, Inc.
787 7th Avenue
4th Floor
New York, New York  10019

Ladies and Gentlemen:

      We have acted as special tax counsel to West Pointe Bancorp, Inc. and to West Pointe Statutory Trust I in connection with the proposed issuance of (i) Floating Rate Capital Securities, liquidation amount $1,000.00 per Capital Security (the "Capital Securities") of West Pointe Statutory Trust I, a statutory business trust created under the laws of Delaware (the "Trust"), pursuant to the terms of the Amended and Restated Declaration of Trust dated as of the date hereof by West Pointe Bancorp, Inc., an Illinois corporation (the "Company"), Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and Harry E. Cruncleton, Terry W. Schaefer and Bruce A. Bone, as Administrators (the "Trust Agreement"), (ii) Junior Subordinated Deferrable Interest Debentures (the "Corresponding Debentures") of the Company issued pursuant to the terms of an Indenture dated as of the date hereof from the Company to Wilmington Trust Company, as trustee (the "Indenture"), which Debentures are to be sold by the Company to the Trust, and
(iii) the Guarantee Agreement of the Company with respect to the Capital Securities dated as of the date hereof (the "Guarantee") between the Company and Wilmington Trust Company, as guarantee trustee. The Capital Securities and the Corresponding Debentures are to be issued as contemplated by the Offering Circular (the "Offering Circular") dated December 8, 2004 prepared by Preferred Term Securities XVI, Ltd., an entity formed under the Companies Law of the Cayman Islands, and Preferred Term Securities XVI, Inc., a Delaware corporation.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Offering Circular, (ii) the Indenture, (iii) the form of the Corresponding Debentures attached as an exhibit to the Indenture, (iv) the Trust Agreement,
(v) the Guarantee, and (vi) the form of Capital Securities Certificate attached as an exhibit to the Trust Agreement (collectively the "Documents"). Furthermore, we have relied upon certain representations made by the Company and upon the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. In such examination, we have assumed the authenticity of all documents submitted to us

                                     B-3-1
as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

      Based upon the foregoing, and assuming (i) that the final Documents will be substantially identical to the forms examined, (ii) full compliance with all the terms of the final Documents, and (iii) the accuracy of representations made by the Company and delivered to us, we are of the opinion that:

      (a) The Corresponding Debentures will be classified as indebtedness of the Company for U.S. federal income tax purposes.

      (b) The Trust will be characterized as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

      The opinions expressed above are based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury regulations, published interpretations by the Internal Revenue Service of the Code and such Treasury regulations, and existing court decisions, any of which could be changed at any time. Any such changes may or may not be retroactively applied, and may result in federal income tax consequences that differ from those reflected in the opinions set forth above. We note that there is no authority directly on point dealing with securities such as the Capital Securities or with transactions of the type described herein, and that the authorities on which this opinion is based are subject to various interpretations. Further, you should be aware that opinions of counsel have no official status and are not binding on the Internal Revenue Service or the courts. Accordingly, we can provide no assurance that the interpretation of the federal income tax laws set forth in our opinions will prevail if challenged by the IRS in an administrative or judicial proceeding.

      We have also assumed that each transaction contemplated herein will be carried out strictly in accordance with the Documents. Any variance in the facts may result in Federal income tax consequences that differ from those reflected in the opinions set forth above.

      Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts (including the taking of any action by any party to any of the transactions described in the Documents relating to such transactions) or in the Documents on which this opinion is based, or an inaccuracy in any of the representations upon which we have relied in rendering this opinion.

      We express no opinion with respect to any matter not specifically addressed by the foregoing opinions, including state or local tax consequences, or any federal, state, or local issue not specifically referred to and discussed above including, without limitation, the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      This letter is delivered for the benefit of the specified addressees and may not be relied upon by any other person. No portion of this letter may be quoted or otherwise referred to in any document or delivered to any other person or entity without the express written consent of Lewis, Rice & Fingersh, L.C. This opinion letter is rendered as of the date set forth above.

                                Very truly yours,

                                LEWIS, RICE & FINGERSH, L.C.

                                     B-3-2

Lewis, Rice & Fingersh, L.C.
500 N. Broadway, Suite 2000
St. Louis, Missouri 63102
Attention: Lawrence H. Weltman, Esq.

      RE: REPRESENTATIONS CONCERNING THE ISSUANCE OF JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES (THE "DEBENTURES") TO WEST POINTE STATUTORY TRUST I (THE "TRUST") AND SALE OF TRUST SECURITIES (THE "TRUST SECURITIES") OF THE TRUST

Ladies and Gentlemen:

      In accordance with your request, West Pointe Bancorp, Inc. (the "Company") hereby makes the following representations in connection with the preparation of your opinion letter as to the United States federal income tax consequences of the issuance by the Company of the Debentures to the Trust and the sale of the Trust Securities.

      Company hereby represents that:

      1. The sole assets of the Trust will be the Debentures, any interest paid on the Debentures to the extent not distributed, proceeds of the Debentures, or any of the foregoing.

      2. The Company intends to use the net proceeds from the sale of the Debentures for general corporate purposes.

      3. The Trust was not formed to conduct any trade or business and is not authorized to conduct any trade or business. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Debentures, and (iii) engaging only in activities necessary or incidental thereto.

      4. The Trust was formed to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Trust with diverse interests in the assets of the Trust.

      5. The Company intends to create a debtor-creditor relationship between the Company, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Debentures to the Trust by the Company. The Company will (i) record and at all times continue to reflect the Debentures as indebtedness on its separate books and records for financial accounting purposes, and (ii) treat the Debentures as indebtedness for all United States tax purposes.

      6. During each year, the Trust's income will consist solely of payments made by the Company with respect to the Debentures. Such payments will not be derived from the active conduct of a financial business by the Trust. Both the Company's obligation to make such payments and the measurement of the amounts payable by the Company are defined by the terms of the Debentures. Neither the Company's obligation to make such payments nor the measurement of the amounts payable by the Company is dependent on income or profits of Company or any affiliate of the Company.

      7. The Company expects that it will be able to make, and will make, timely payment of amounts identified by the Debentures as principal and interest in accordance with the terms of the Debentures with available capital or accumulated earnings.

                                     B-3-3

      8. The Company presently has no intention to defer interest payments on the Debentures, and it considers the likelihood of such a deferral to be remote because, if it were to exercise its right to defer payments of interest with respect to the Debentures, it would not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of the Company or any affiliate of the Company (other than payments of dividends or distributions to the Company) or make any payment of principal of or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company or any affiliate of the Company that rank pari passu in all respects with or junior in interest to the Debentures, in each case subject to limited exceptions stated in
Section 2.11 of the Indenture to be entered into in connection with the issuance of the Debentures.

      9. Immediately after the issuance of the Debentures, the debt-to-equity ratio of the Company (as determined for financial accounting purposes, but excluding deposit liabilities from the Company's debt) will be within standard depository institution industry norms and, in any event, will be no higher than four to one (4 : 1).

      10. To the best of our knowledge, the Company is currently in compliance with all federal, state, and local capital requirements, except to the extent that failure to comply with any such requirements would not have a material adverse effect on the Company and its affiliates.

      11. The Company will not issue any class of common stock or preferred stock senior to the Debentures during their term.

      12. The Internal Revenue Service has not challenged the interest deduction on any class of the Company's subordinated debt in the last ten (10) years on the basis that such debt constitutes equity for federal income tax purposes.

      The above representations are accurate as of the date below and will continue to be accurate through the issuance of the Trust Securities, unless you are otherwise notified by us in writing. The undersigned understands that you will rely on the foregoing in connection with rendering certain legal opinions, and possesses the authority to make the representations set forth in this letter on behalf of the Company.

                                Very truly yours,

                                WEST POINTE BANCORP, INC.

Date: December 10, 2004         By:    ___________________________________

                                Title: ___________________________________

                                     B-3-4

                                    EXHIBIT C

                            SIGNIFICANT SUBSIDIARIES

West Pointe Bank and Trust Company

                                    EXHIBIT D

                            FORM OF QUARTERLY REPORT

Preferred Term Securities XVI, Ltd.
c/o The Bank of New York
Collateralized Debt Obligation Group
101 Barclay Street, 8E
New York, New York  10286
Attention:  Franco B. Talavera
CDO Relationship Manager

BANK HOLDING COMPANY
As of [March 31, June 30, September 30 or December 31], 20__

Tier 1 to Risk Weighted Assets                                    _________%

Ratio of Double Leverage                                          _________%

Non-Performing Assets to Loans and OREO                           _________%

Ratio of Reserves to Non-Performing Loans                         _________%

Ratio of Net Charge-Offs to Loans                                 _________%

Return on Average Assets (annualized)**                           _________%

Net Interest Margin (annualized)**                                _________%

Efficiency Ratio                                                  _________%

Ratio of Loans to Assets                                          _________%

Ratio of Loans to Deposits                                        _________%

Total Assets                                                      $_________

Year to Date Income                                               $_________

----------

*A table describing the quarterly report calculation procedures is provided on page D-2

** To annualize Return on Average Assets and Net Interest Margin do the following:

1st Quarter-multiply income statement item by 4, then divide by balance sheet item(s)

2nd Quarter-multiply income statement item by 2,then divide by balance sheet item(s)

3rd Quarter-divide income statement item by 3, then multiply by 4, then divide by balance sheet item(s)

4th Quarter-should already be an annual number

NO ADJUSTMENT SHOULD BE MADE TO BALANCE SHEET ITEMS

                              Financial Definitions

                         CORRESPONDING  FRY-9C OR LP LINE  ITEMS WITH LINE
     REPORT ITEM                   ITEM CORRESPONDING SCHEDULES                           DESCRIPTION OF CALCULATION
-----------------------  --------------------------------------------------     ---------------------------------------------------
"Tier 1 Capital" to      BHCK7206                                               Tier 1 Risk Ratio: Core Capital (Tier 1)/
Risk Weighted Assets     Schedule HC-R                                          Risk-Adjusted Assets

Ratio of Double          (BHCP0365)/(BHCP3210)                                  Total equity investments in subsidiaries divided by
Leverage                 Schedule PC  in the LP                                 the total equity capital. This field is calculated
                                                                                at the parent company level. "Subsidiaries" include
                                                                                bank, bank holding company, and nonbank
                                                                                subsidiaries.

Non-Performing Assets    (BHCK5525-BHCK3506+BHCK5526-BHCK3507+BHCK2744)/(BHC    Total Nonperforming Assets (NPLs+Foreclosed Real
to Loans and OREO        K2122+BHCK2744)                                        Estate+Other Nonaccrual & Repossessed Assets)/
                         Schedules HC-C, HC-M & HC-N                            Total Loans + Foreclosed Real Estate

Ratio of Reserves to     (BHCK3123+BHCK3128)/(BHCK5525-BHCK3506+BHCK5526-BHC    Total Loan Loss and Allocated Transfer Risk
Non-Performing Loans     K3507)                                                 Reserves/ Total Nonperforming Loans (Nonaccrual +
                         Schedules HC & HC-N                                    Restructured)

Ratio of Net             (BHCK4635-BHCK4605)/(BHCK3516)                         Net charge offs for the period as a percentage of
Charge-Offs to Loans     Schedules HI-B & HC-K                                  average loans.

Return on Assets         (BHCK4340/BHCK3368)                                    Net Income as a percentage of Assets.
                         Schedules HI & HC-K

Net Interest Margin      (BHCK4519)/(BHCK3515+BHCK3365+BHCK3516+BHCK3401+BHCK   (Net Interest Income Fully Taxable Equivalent, if
                         B985)                                                  available / Average Earning Assets)
                         Schedules HI Memorandum and HC-K

Efficiency Ratio         (BHCK4093)/(BHCK4519+BHCK4079)                         (Noninterest Expense)/ (Net Interest Income Fully
                         Schedule HI                                            Taxable Equivalent, if available, plus Noninterest
                                                                                Income)

Ratio of Loans to        (BHCKB528+BHCK5369)/BHCK2170)                          Total Loans & Leases (Net of Unearned Income &
Assets                   Schedule HC                                            Gross of Reserve)/ Total Assets

Ratio of Loans to        (BHCKB528+BHCK5369)/(BHDM6631+BHDM6636+BHFN6631+BHFN   Total Loans & Leases (Net of Unearned Income &
Deposits                 6636)                                                  Gross of Reserve)/ Total Deposits (Includes
                         Schedule HC                                            Domestic and Foreign Deposits)

Total Assets             (BHCK2170)                                             The sum of total assets. Includes cash and
                         Schedule HC                                            balances due from depository institutions;
                                                                                securities; federal funds sold and securities
                                                                                purchased under agreements to resell; loans and
                                                                                lease financing receivables; trading assets;
                                                                                premises and fixed assets; other real estate owned;
                                                                                investments in unconsolidated subsidiaries and
                                                                                associated companies; customer's liability on
                                                                                acceptances outstanding; intangible assets; and
                                                                                other assets.

Net Income               (BHCK4300)                                             The sum of income (loss) before extraordinary items
                         Schedule HI                                            and other adjustments and extraordinary items; and
                                                                                other adjustments, net of income taxes.

                               DISCLOSURE SCHEDULE

SECTION 5.10 - SUBSIDIARIES OF THE COMPANY

Certain shares of capital stock of West Pointe Bank and Trust Company have been pledged as collateral to secure amounts outstanding under a Master Note Credit Agreement, dated January 7, 2004, by and between the Bank of Edwardsville and the Company.

                                       1